Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The Board of Directors

Northern Trust Corporation:

We consent to the use of our reports dated February 25, 2011, with respect to the consolidated balance sheets of Northern Trust Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
May 19, 2011

We consent to incorporation by reference in this Form S-8 of Northern Trust Corporation of our report dated June 22, 2010, relating to the statements of net assets available for benefits of The Northern Trust Company Thrift-Incentive Plan as of December 31, 2009, the related statement of changes in net assets available for benefits for the year ended December 31, 2009, and the related supplemental schedule of Schedule H, line 4i- schedule of assets (held at end of year) as of December 31, 2009, which report appeared in the December 31, 2009 annual report on Form 11-K of The Northern Trust Company Thrift-Incentive Plan.

/s/ WASHINGTON, PITTMAN & McKEEVER, LLC

Chicago, Illinois

May 20, 2011